                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event report): February 2, 2004

                            TIME WARNER TELECOM INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-30218                  84-1500624
(State or other jurisdiction   (Commission file number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)


               10475 Park Meadows Drive Littleton, Colorado 80124
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (303) 566-1000

                                       N/A

          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

         Time Warner Telecom Inc. hereby updates its Risk Factors as follows:

                                  RISK FACTORS


  WE MAY BE UNABLE TO GROW OUR REVENUE AND CASH FLOW DESPITE THE IMPLEMENTATION OF SEVERAL INITIATIVES DESIGNED TO DO SO.

     We must expand our business and revenue in order to generate sufficient cash flow that, together with funds available under our revolving credit facility, will be sufficient to fund our capital expenditures and our debt service requirements. In 2003, we pursued several growth initiatives, including:

     - increasing our sales force;

     - increasing network investments in existing markets to expand our network reach; and

     - launching new products and services, especially products and services that support customers' data and Internet protocol initiatives.

     Our ability to manage this expansion depends on many factors, including our ability to:

     - attract new customers and sell new services to existing customers;

     - design, acquire, and install transmission and switching facilities;

     - employ new technologies;

     - obtain required permits and rights-of-way;

     - enhance our financial, operating, and information systems to effectively manage our growth; and

     - accurately predict and manage the cost and timing of our capital expenditure programs.

     There is no assurance that these initiatives will result in an improvement in our financial position or our results of operations.

  SEVERAL CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUE, AND SOME OF OUR CUSTOMER AGREEMENTS MAY NOT CONTINUE DUE TO BANKRUPTCIES OR OTHER FACTORS.

     We have substantial business relationships with a few large customers, especially other carriers. For the nine months ended September 30, 2003, our top ten customers accounted for approximately 39% of our total revenue. WorldCom, our largest customer for the nine months ended September 30, 2003, accounted for approximately 8% of our total revenue. Excluding the impact of revenue resulting from the WorldCom settlement, revenue from WorldCom totaled $7.9 million for the three months ended September 30, 2003 and $34.6 million for the nine months ended September 30, 2003, compared to $19.3 million in the three months ended September 30, 2002 and $60.9 million in the nine months ended September 30, 2002. The highly competitive environment in the long haul carrier sector, including interexchange carriers, has challenged the financial condition and growth prospects of some of our carrier customers and could lead to further reductions in our revenue in the future. Replacing this revenue with new enterprise customer revenue may be difficult because individual enterprise customers tend to place smaller service orders than some of our larger carrier customers. In addition, pricing pressure on some of our more mature products may challenge our ability to grow our revenue.

     Some of our service agreements with customers are subject to termination on short notice and do not require the customer to maintain the services at current levels. Customers may not continue to purchase the same services or level of services. We have experienced significant service disconnections since 2001 due to customer bankruptcies, customers contracting their operations, price competition from other carriers for certain services, and customers optimizing their existing networks in response to the economic downturn. A number of our customers are other telecommunications carriers and Internet service providers, which are sectors that have been particularly depressed over the past three years.

     A number of our customers have filed bankruptcy proceedings, including WorldCom. In connection with those proceedings, customers in bankruptcy may choose to assume or reject their contracts with us. If they choose to reject those contracts, our only recourse is an unsecured claim for rejection damages that is likely to result in little or no compensation to us for the lost revenue. Throughout 2002, we lost monthly revenue of approximately $14 million due to customer disconnects and bankruptcies. Our preliminary estimate of disconnects in 2003 is a loss of $13.3 million in monthly revenue, including $3.6 million related to WorldCom, as compared to disconnects of $13.7 million in monthly revenue in 2002, including approximately $1.2 million from WorldCom.

     In September 2003, as part of the WorldCom bankruptcy proceedings, the bankruptcy court approved the terms of a settlement with us that resolved a number of open disputes and claims through June 30, 2003, including amounts payable to and from each party. As a result of the settlement, we recognized $5.2 million of previously deferred revenue and reversed $15.1 million in expenses in the third quarter of 2003. We believe that we have incurred all of the significant service disconnections associated with WorldCom's bankruptcy; however, changes in WorldCom's future business operations could lead to additional disconnections and revenue losses. We anticipate that customers will continue to disconnect services due to network optimization, cost cutting efforts, business contractions, and additional customer bankruptcies or other customer financial difficulties, but we cannot predict the total impact on revenue from these disconnections.

  WE WILL REQUIRE SUBSTANTIAL CAPITAL TO EXPAND OUR OPERATIONS.

     The development and expansion of our networks requires substantial capital investment. If this capital is not available when needed, our business will be adversely affected. Our 2002 capital expenditures were $105 million, and our preliminary estimate of our 2003 capital expenditures is $129.7 million. We also expect to have substantial capital expenditures in 2004 and thereafter.

     We may be required to seek additional financing if:

     - our business plans and cost estimates are inaccurate;

     - we are not able to generate sufficient cash flow from operations to service our debt, fund our capital expenditures and finance our business operations;

     - we decide to significantly accelerate the expansion of our business and existing networks; or

     - we consummate acquisitions or joint ventures that require incremental capital.

     If we were to seek additional financing, the terms offered may place significant limits on our financial and operating flexibility, or may not be acceptable to us. The failure to raise sufficient funds if needed and on reasonable terms may require us to modify or significantly curtail our business plan. This could have a material adverse impact on our growth, ability to compete, and ability to service our debt.

  WE MAY COMPLETE A SIGNIFICANT BUSINESS COMBINATION OR OTHER TRANSACTION THAT COULD AFFECT OUR LEVERAGE, RESULT IN A CHANGE IN CONTROL, OR BOTH.

     We regularly evaluate potential acquisitions and joint ventures that would extend our geographic markets, expand our services, or enlarge the capacity of our networks. If we enter into a definitive agreement with respect to any acquisition or joint venture, we may require additional financing that could result in an increase in our leverage, result in a change of control, or both. A substantial transaction may require the consent of our lenders. There can be no assurance that we will enter into any transaction or, if we do, on what terms.

  WE HAVE EXPERIENCED REDUCTIONS IN SWITCHED ACCESS AND RECIPROCAL COMPENSATION REVENUE AS A RESULT OF REGULATORY RATE REFORM.

     The Federal Communications Commission, or FCC, has established a framework for the regulation of competitive local exchange carrier interstate access charges, which has reduced, and will continue to reduce, our interstate access rates. In addition, the FCC has established an interim carrier-to-carrier cost recovery scheme for dial-up Internet traffic that has reduced, and will continue to reduce, our reciprocal compensation revenue. The FCC could replace the current intercarrier compensation scheme with a "bill and keep" arrangement or some other arrangement that would materially change or eliminate our switched access and reciprocal compensation revenue. Switched access and reciprocal compensation each represented 5% of our 2002 revenue and 4% of our total revenue for the nine months ended September 30, 2003. We anticipate that the contribution to revenue and EBITDA from these services will continue to decline over time due to the continued effect of rate reductions in June 2003, additional rate reductions that are scheduled for June 2004, and reduced minutes of use terminating on our networks due to disconnects of primary rate interface services by certain Internet service provider customers. An FCC "bill and keep" order in the intercarrier compensation proceeding also would affect the contribution to revenue and EBITDA from these services. We cannot assure you that we will be able to compensate for the reduction in switched access and reciprocal compensation revenue with other revenue sources or increased volume.

     Regulatory uncertainty surrounds the appropriate intercarrier compensation rates applicable to voice over Internet Protocol traffic that originates and terminates in different local service areas. The FCC is expected to open a proceeding to resolve the uncertainty. In the interim, the uncertainty may incent carriers to treat voice traffic delivered to us as Internet Protocol traffic, which some carriers believe is not subject to interstate access charges. These actions could reduce incrementally our interstate access charge revenue.

  WE MAY BE ADVERSELY AFFECTED BY CHANGES IN THE REGULATION OF SPECIAL ACCESS SERVICES.

     We provide special access services in competition with incumbent local exchange carriers, and we also purchase special access services from incumbent local exchange carriers to extend the reach of our network. A significant change in the regulations governing special access services could materially affect either our ability to provide competitive special access services or to purchase special access services.

     In 2002, AT&T Corp. filed a petition at the FCC asserting that incumbent local exchange carrier special access prices are unreasonably high and that the FCC must prescribe lower rates in the future. This petition is pending with the FCC. If the FCC were to prescribe such lower rates, we would experience increased downward pressure on the prices we charge for special access services. With respect to special access services we purchase from incumbent local exchange carriers, proposals for the deregulation of incumbent local exchange carrier broadband service have received significant attention in both Congress and at the FCC. If such a proposal were to be enacted, it could allow incumbent local exchange carriers to increase the prices we pay for special access services or to refuse to offer us special access services. Any of these events could have a material adverse effect on our business and operations.

  THE MARKET FOR OUR SERVICES IS HIGHLY COMPETITIVE, AND MANY OF OUR COMPETITORS HAVE SIGNIFICANT ADVANTAGES THAT MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE WITH THEM.

     We operate in an increasingly competitive environment and some companies may have competitive advantages over us. Most incumbent local exchange carriers offer substantially the same services as we offer, in some cases at higher prices and in some cases at lower prices. Incumbent local exchange carriers benefit from:

     - long-standing relationships with their customers;

     - greater financial and technical resources;

     - the ability to subsidize local services with revenue from unrelated businesses; and

     - recent regulatory decisions that decrease regulatory oversight of incumbent local exchange carriers.

     We also face competition from other competitive local exchange carriers, or CLECs. We believe that weakness in the CLEC sector has led to severe price competition as certain competitors seek to increase their short-term revenue. A number of our CLEC competitors have been undergoing restructuring either in the context of Chapter 11 bankruptcy proceedings or as a result of serious liquidity problems. Some of these competitors have emerged and others could emerge from these restructuring transactions with little or no indebtedness but with existing network capacity for new sales, which could lead to further downward pricing pressure.

  WE DEPEND ON KEY PERSONNEL FOR OUR CURRENT AND FUTURE PERFORMANCE.

     Our current and future performance depends to a significant degree upon the continued contributions of our senior management team and other key personnel. The loss or unavailability to us of any member of our senior management team or a key employee could significantly harm us. We cannot assure you that we would be able to locate or employ qualified replacements on acceptable terms for senior management or key employees if their services are no longer available.

  WE RECORDED AN IMPAIRMENT CHARGE IN 2002 AND MAY BE REQUIRED TO RECORD ADDITIONAL IMPAIRMENT CHARGES IN THE FUTURE.

     Under generally accepted accounting principles in the United States, or U.S. GAAP, we are required to review the carrying amounts of our assets to determine whether current events or circumstances warrant adjustments to those amounts. These determinations are based in part on our judgments regarding the cash flow potential of various assets, and involve projections that are inherently subject to change based on future events. If we conclude in the future that the cash flow potential of any of our assets is significantly less than we believed at the time of purchase, and that conclusion is based on a long-term rather than short-term trend, we may need to record an impairment charge. As a result of that analysis, we recorded a non-cash impairment charge of $212.7 million in the fourth quarter of 2002 with respect to certain long haul network assets we acquired from GST Telecommunications, Inc. out of bankruptcy and certain other local network assets. Any additional impairment charges would have a negative impact on our earnings.

  TERRORISM OR OTHER BUSINESS DISRUPTIONS COULD AFFECT OUR FUTURE OPERATING RESULTS.

     Our operating results and financial condition could be materially and adversely affected in the event of a catastrophic event such as a terrorist attack on the United States, or a major earthquake, fire, or similar event that affects our central offices, corporate headquarters, or network operations center. Although we have implemented measures that are designed to mitigate the effects of a catastrophic event, we cannot predict the impact of such events.

  WE DEPEND ON THIRD PARTY VENDORS FOR INFORMATION SYSTEMS.

     We have entered into agreements with vendors that provide for the development and operation of information technology systems such as ordering, provisioning, and billing systems. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could have a material adverse effect on our operations and our ability to monitor costs, bill customers, provision customer orders, and achieve operating efficiencies.

  IF WE DO NOT ADAPT TO RAPID CHANGES IN THE TELECOMMUNICATIONS INDUSTRY, WE COULD LOSE CUSTOMERS OR MARKET SHARE.

     The telecommunications industry continues to experience rapid and significant changes in technologies and architectures to deliver new services to customers. We expect that trend to continue into the foreseeable future. Additionally, we expect that these new technologies, such as voice over Internet Protocol, will enable new applications that will facilitate new services both in the network as well as at customers' premises. We believe that our future success will depend in part on our ability to anticipate or adapt to these changes, integrate them into the infrastructure and operations of the business to, in turn, offer on a timely basis a service that meets customer needs and demands. Our failure to obtain and integrate new technologies and applications could impact the breadth of our product portfolio resulting in product gaps, a less differentiated product suite and a less compelling offer to customers, as well as having a material adverse impact on our business, financial condition and results of operations.

  WE DEPEND ON GOVERNMENTAL AND OTHER AUTHORIZATIONS.

     The development, expansion, and maintenance of our networks depend on, among other things, our ability to obtain rights-of-way and other required governmental authorizations and permits. Any increase in the difficulty or cost of obtaining these authorizations and permits could adversely affect us, particularly in areas where we must compete with companies that already have the necessary permits. In order to compete effectively, we must obtain these authorizations in a timely manner, at reasonable costs, and on satisfactory terms and conditions. In certain cities or municipalities where we provide network services, we pay license or franchise fees. The Telecommunications Act of 1996 permits municipalities to charge these fees only if they are competitively neutral and nondiscriminatory, but certain municipalities may not conform their practices to the requirements of the 1996 Act in a timely manner or without legal challenge. We also face the risks that other cities may start imposing fees, fees will be raised, or franchises will not be renewed. Some of our franchise agreements also provide for increases or renegotiation of fees at certain intervals. Increases in these fees may have a negative impact on our financial condition.

  WE DEPEND ON TIME WARNER CABLE'S AND ADVANCE/NEWHOUSE'S PERMITS, LICENSES AND RIGHTS-OF-WAY.

     We currently license fiber optic capacity from Time Warner Cable and an affiliate of Advance/Newhouse in 23 of our markets. Municipalities that regulate these licensors may seek to impose additional franchise fees or otherwise charge them for the capacity we license. We must reimburse Time Warner Cable and Advance/ Newhouse for any new fees. Neither we, Time Warner Cable nor Advance/Newhouse may be able to obtain all necessary permits, licenses, or agreements from governmental authorities or private rights-of-way providers necessary to effect future license transactions. This would hinder our ability to expand our existing networks or develop new networks successfully in locations served by Time Warner Cable or Advance/Newhouse.

     Time Warner Cable and Advance/Newhouse may terminate the capacity license before expiration upon:

     - a material impairment of the licensor's ability to provide the license by law;

     - a material breach of the capacity license by us; or

     - the institution of any proceedings to impose any public utility or common carrier status or obligations on the licensor, or any other proceedings challenging the licensor's operating authority as a result of the services provided to us under the capacity license.

If the capacity licenses are terminated prior to their scheduled expiration in 2028 or are not renewed, we may need to build, lease or otherwise obtain fiber optic capacity. The terms of those arrangements may be materially less favorable to us than the terms of our existing capacity license. In addition, the capacity licenses prohibit us from offering residential services or content services utilizing the licensed capacity.

  IF WE ARE REQUIRED TO ACCOUNT FOR THE FAIR VALUE OF OPTIONS UNDER OUR EMPLOYEE STOCK PLANS AS A COMPENSATION EXPENSE, OUR NET INCOME AND EARNINGS PER SHARE COULD BE SIGNIFICANTLY REDUCED.

     There has been an increasing public debate about the accounting treatment for employee stock options. Currently, we record compensation expense only in connection with option grants that have an exercise price below fair market value at the date of grant. As permitted by U.S. GAAP, we have not elected to record compensation expense under the fair value method in our consolidated statements of operations for option grants that have an exercise price at or in excess of fair market value, which represents the vast majority of options we have granted. The Financial Accounting Standards Board has proposed rules on option expensing, but the rules have not been formally drafted and are not expected to be in place until late 2004. Although we expect the impact of recording expense upon the grant of stock-based compensation awards would be material to our results of operations, we cannot quantify the impact that a new standard would have at this time.

RISKS RELATING TO OUR OWNERSHIP STRUCTURE

  WE ARE CONTROLLED BY THE CLASS B STOCKHOLDERS.

     Subsidiaries of Time Warner Inc. and the Advance/Newhouse stockholder group, which we refer to together as the Class B stockholders, hold all the outstanding shares of our Class B common stock. At September 30, 2003, the Time Warner Inc. stockholder group held 71.1% of our voting power and 43.8% of our outstanding common stock, and the Advance/ Newhouse stockholder group held 22.0% of our voting power and 13.5% of our outstanding common stock. The Class B stockholders generally have the collective ability to control all other matters requiring stockholder approval.

     Our board of directors consists of nine director positions. Under a stockholders' agreement, the Time Warner Inc. stockholder group has the right to designate four nominees for the board of directors, the Advance/Newhouse stockholder group has the right to designate one nominee, and the Class B stockholders have the power to elect the other members of the board.

     Circumstances could arise in which the interests of the Class B stockholders, as equity holders, could conflict with the interests of noteholders. In addition, the Class B stockholders may have an interest in pursuing acquisitions, divestitures and financings that could, in their judgment, enhance their investment, even though such transactions could impose risks on noteholders.

  TIME WARNER INC. CAN SELL CONTROL OF US AT ANY TIME, AND SALES BY THE CLASS B STOCKHOLDERS COULD ADVERSELY AFFECT US.

     The stockholders' agreement among the Class B stockholders provides that, subject to the rights of first refusal of the other holders of Class B common stock, the Class B stockholders may transfer their Class B common stock. If a holder sells all, but not less than all, of its Class B common stock as shares of Class B common stock, such holder may transfer its right to nominate Class B nominees for election to the board of directors. In addition, Advance/Newhouse has the right to participate in certain sales by the Time Warner Inc. stockholder group of its Class B common stock and any Class A common stock Advance/Newhouse may own, or Advance/Newhouse may elect to sell its shares at any time in an unrelated transaction.

     Time Warner Inc. has publicly announced its intention to engage in de-leveraging initiatives, including the sale of non-strategic assets, and has indicated to us that it does not consider its investment in us to be strategic. Time Warner Inc. has informed us that, as part of its de-leveraging initiatives, it may monetize its investment in us in the future. A sale by Time Warner Inc. of some or all of its shares of our stock could adversely affect us in a variety of ways depending on the size of the transaction and whether it is done in the form of a sale of Class B common stock to a third party or as a sale of Class A common stock. For example, if Time Warner Inc. owned less than 30% of our equity as a result of a transaction, we would be required to change our name to one such as "TW Telecom" or some other name that does not include "Time Warner." Such a transaction could also trigger a requirement that we repurchase $400 million of our 10 1/8% senior unsecured notes due 2011 and, under certain circumstances, the notes offered in February 2004. The sale of common stock by the Class B stockholders could have other adverse impacts on our business that we cannot predict at this time. We do not know when, if ever, Time Warner Inc. or Advance/Newhouse may engage in any such transaction.

  EACH OF THE CLASS B STOCKHOLDERS HAS VETO RIGHTS OVER CERTAIN ACTIONS.

     Under our restated certificate of incorporation, as long as the outstanding Class B common stock represents at least 50% of the aggregate voting power of both classes of common stock outstanding, the approval of 100% of the Class B stockholders is required:

     - to permit us to provide residential services or content services prior to May 2004;

     - to amend the restated certificate of incorporation, other than in connection with certain ministerial actions; or

     - for any direct or indirect disposition by us of capital stock of subsidiaries or assets that in either case represents substantially all our assets on a consolidated basis.

     The approval of 100% of the Class B stockholders also is required for the issuance of any additional shares of Class B common stock or any capital stock having more than one vote per share.

  THE CLASS B STOCKHOLDERS AND THEIR AFFILIATES MAY COMPETE WITH US.

     Both Time Warner Inc. and Advance/Newhouse are diversified communications providers. They are not restricted from competing with us. We are aware that an affiliate of Time Warner Inc. offers Internet access and data services for smaller business customers that are functionally, but not technologically, similar to services that we offer and that Time Warner Cable has competed with us to gain business customers for transport services in some of our markets. They may, now or in the future, provide these or other services in competition with our services. On the other hand, our restated certificate of incorporation precludes us from offering any residential services or providing any entertainment, information or content services without the consent of the Class B stockholders until May 2004 or earlier if the Class B stockholders no longer hold 50% of total voting power for the board of directors. A similar provision in the capacity license agreements continues until 2028 for the service areas in which we license capacity under those agreements. Our business may be adversely affected if the Class B stockholders or their affiliates chose to offer additional competing services.

  SOME OF OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST.

     Some of our directors are also directors, officers, or employees of the Class B stockholders or their affiliates. Although these directors have fiduciary obligations to us under Delaware law, they may face conflicts of interest. For example, conflicts of interest may arise with respect to certain business opportunities available to, and certain transactions involving, us. The Class B stockholders have not adopted any special voting procedures to deal with such conflicts of interest. The resolution of these conflicts may be unfavorable to us. Our restated certificate of incorporation provides for the allocation of corporate opportunities between the Class B stockholders and us.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TIME WARNER TELECOM INC.

                                                By: /s/  Tina Davis
                                                --------------------------------
                                                Name:  Tina Davis
                                                Title: Vice President and Deputy
                                                General Counsel

Dated:  February 2, 2004